THE INFORMATION MARKED BY * AND [ ] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.


                                February 21, 1997




Dr. Roger Wolff
Mercator Genetics, Inc.
4040 Campbell Avenue
Menlo Park, CA 94025

     Re: Scientific Collaboration Between Mercator Genetics, Inc. and Affymetrix, Inc.

Dear Dr. Wolff:

Dr. Mark Chee has expressed his enthusiasm for collaborating with Mercator in a project involving the demonstration of Affymetrix' GeneChip-TM- technology in conjunction with Mercator reagents for use in [***]. Affymetrix shares this enthusiasm and believes that the project can begin relatively quickly, will produce interesting and publishable results, and will be beneficial to Affymetrix, Mercator Genetics, Inc. ("Mercator"), and the public. The terms under which we propose to collaborate are described below.

1.   COLLABORATION WORK PLAN

Affymetrix and Mercator will collaborate in a project involving the use of Affymetrix technology in [***]. The current work plan for the collaboration is included Exhibit 1, incorporated herein by reference. Affymetrix and Mercator will cooperate in modifying this work plan as the collaboration develops.

The parties will periodically exchange written and other reports regarding their progress in the collaboration.

2.   FUNDING OF COLLABORATION

Each party will fund its own research under the collaboration unless otherwise agreed in writing.

Dr. Roger Wolff
Mercator Genetics, Inc.
February 21, 1997
Page 2


3.   OWNERSHIP OF COLLABORATION TECHNOLOGY

Subject to the following paragraph, any invention conceived or reduced to practice ("made") by a scientist(s) participating in the collaboration and any patent application claiming the same shall be assigned to Affymetrix or Mercator according to the assignment obligations of the scientist(s)/inventor(s) at the time the invention was made. If there is a joint invention for which a patent application is filed, then Affymetrix and Mercator agree to select mutually acceptable counsel to prepare and file the application and to share equally in paying expenses related to the application. Affymetrix and Mercator shall be diligent in identifying inventions made under the collaboration for which patent protection should be sought and in informing one another of the inventions, so that scientific publication is not delayed by the patent process.

As used herein "Chip Project Inventions" shall mean all inventions conceived or first reduced to practice by an employee of a party during performance of this Agreement and specifically relating to the synthesis or use of the arrays of oligonucleotides. Mercator agrees to assign to Affymetrix at Affymetrix' cost all Chip Project Inventions. Mercator agrees to report to Affymetrix all such Chip Project Inventions. Affymetrix agrees to grant Mercator a perpetual, royalty-free, worldwide, internal use only license to all such Chip Project Inventions, but no background inventions that may be required to use such Chip Project Inventions.

4.   ACCESS TO EXISTING PROPRIETARY RIGHTS

This agreement does not authorize Mercator to use Affymetrix proprietary technology for any purpose other than for purposes of the collaboration and provides no implied license. This agreement does not authorize Affymetrix to use Mercator proprietary technology for any purpose other than for purposes of the collaboration and provides no implied license. Nothing in this agreement shall be construed as limiting either party's right to use or otherwise license its intellectual property.

5.   CONFIDENTIALITY

The parties will use reasonable, good faith efforts to maintain in confidence, with respect to third parties, any confidential information provided by the other party. In addition, the parties agree to maintain in confidence the results generated by the collaboration for a period of no less than 90 days from receipt by the non-disclosing party of a written description prepared by the disclosing party of the information the party desires to disclose. This 90 day period shall be used to evaluate the information to be disclosed for patentable subject matter and to file one or more patent applications in

Dr. Roger Wolff
Mercator Genetics, Inc.
February 21, 1997
Page 3


the event a patentable invention is to be disclosed. This confidentiality provision is intended solely to give Affymetrix and Mercator a reasonable period of time to review the information for patentable or other proprietary subject matter.

6.   TERM

The term of this agreement is 12 months, but the agreement may be renewed for an additional time period if Affymetrix and Mercator each agree that the collaboration should be continued in writing. Either party may terminate this collaboration upon 60 days written notice to the other.

7.   MISCELLANEOUS

7.1. The Parties indemnify and hold the other harmless, along with their employees, officers, agents, directors, and contractors, from and against any and all loss and/or liability (including but not limited to attorney's fees and other related costs) arising out of personal injury or death of its employees, agents, students or contractors, or loss of or damage to its tangible personal property, in connection with the performance of this agreement, except to the extent that such injury, death, loss or damage is determined, after final judgment from which no appeal can be taken, to have resulted from an act or omission amounting to sole negligence or willful misconduct of the other party or an employee, agent, officer, or representative thereof. Neither party shall be liable to the other party with respect to any subject matter of this Agreement under any contract, negligence, strict liability, or other legal or equitable theory for
     (1) any special, incidental, or consequential damages or (2) the cost of procurement of substitute goods, technology, or services, even if it has been advised of the possibility of such damages.

7.2. This Agreement sets forth the entire agreement of the parties with respect to the subject matter therein. To the extent that the terms of this Agreement differ from the work plan, the terms of this Agreement will govern. The Agreement may not be changed or modified except by written agreement of the parties.

7.3. Each party shall operate as and have the status of an independent contractor and shall not act as or be an agent or employee of the other. Neither party is authorized to incur any expenses on behalf of the other.

Dr. Roger Wolff
Mercator Genetics, Inc.
February 21, 1997
Page 4


     Each party will abide by all relevant safety rules when present at the facilities of the other.

7.4 Each party will maintain adequate insurance coverage during the term of the Agreement, including workers compensation insurance, employer's liability insurance, and comprehensive general bodily injury and property damage liability insurance.

7.5. This Agreement shall be construed according to the laws of the State of California without regard to conflict of law provisions.

If you agree to the foregoing provisions, then pleas sign and have an authorized representative of Mercator sign an date both copies of this letter in the space provided below, and return one executed copy.


                                        Sincerely,

                                        /s/ Stephen P.A. Fodor
                                        -----------------------------------
                                        Stephen P.A. Fodor, Ph.D.
                                        President and Chief Operating Officer


ACCEPTED AND AGREED:



By:/s/ Elliott Sigal                    By:
   --------------------------------        -------------------------------------


Title: President and CEO                Title:
      -----------------------------           ----------------------------------

Date: 2/27/97                           Date:
     ------------------------------          -----------------------------------

                              COLLABORATION BETWEEN
                             AFFYMETRIX AND MERCATOR

        [***]